Exhibit 10.4

AMENDMENT to Promissory NoteS AND WAIVER

THIS AMENDMENT TO PROMISSORY NOTES AND WAIVER (this “Amendment”) is made as of the 31st day of May, 2018, among American Power Group Corporation, a Delaware corporation (the “Company”), and the parties who execute the signature page hereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement or the Notes (each as hereinafter defined).

WHEREAS, the Company has issued its subordinated contingent convertible promissory notes (the “Notes”) in the aggregate principal amount of $3,000,000 to certain investors (each, a “Holder” and, collectively, the “Holders”), pursuant to that certain Convertible Note Purchase Agreement dated as of January 27, 2017 (the “Note Purchase Agreement”);

WHEREAS, the Maturity Date of each of the Notes is currently June 30, 2018;

WHEREAS, under certain circumstances, the Notes convert into Series E Preferred;

WHEREAS, the Company may not prepay the Notes prior to the Maturity Date without the prior written consent of each Holder;

WHEREAS, the Company and the undersigned Holders wish to amend all of the Notes in accordance with the terms of this Amendment;

WHEREAS, the Maturity Date may be changed or amended with the written consent of the Company and the Holders of Notes representing 75% of the principal amount of the Notes outstanding from time to time and the other changes provided for herein require the written consent of the Company and the Holders of Notes representing 67% of the principal amount of the Notes outstanding from time to time;

WHEREAS, Section 4.14 of the Note Purchase Agreement provides that the Company shall file the Certificate of Designation with the Secretary of State of Delaware within two Business Days after receiving written notice from the Holders of 67% of the principal amount of the Notes outstanding requesting that the Company file said Certificate of Designations; and

WHEREAS, any provision of the Note Purchase Agreement may be waived by the Holders of Notes representing 67% of the principal amount of the Notes outstanding from time to time.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and such Holders hereby agree as follows:

1.                  Section 1 of each of the Notes is hereby amended to read as follows:

“1. Repayment. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal. Except as otherwise provided below, the outstanding principal amount of this Note shall be due and payable on June 30, 2021 (the “Maturity Date”).

2.                  Section 3 of each of the Notes is hereby amended to read as follows:

“3. Conversion.

(a)	The outstanding principal balance of this Note, together with all accrued but unpaid interest thereon, may be converted at the option of the Holder hereof into Common Stock of the Company at a conversion price equal to $0.25 per share.

(b)	If the outstanding principal balance of this Note, together with all accrued but unpaid interest thereon, is not prepaid by the Company pursuant to Section 5 hereof, then at the Maturity Date it shall automatically convert in whole without any further action by the Holder or the Holders of the other Notes into shares (including fractional shares, rounded to the nearest thousandth of a share) of Common Stock, at a conversion price of $0.25 per share.

3.                  Section 5 of each of the Notes is hereby amended to read as follows:

“5. Prepayment. Upon approval of the majority of the Board of Directors of the Company, the Company may prepay this Note prior to the Maturity Date at any time but only in cash.

4.       The Holders hereby: (i) waive all rights to provide notice to the Company pursuant to Section 4.14 of the Note Purchase Agreement, which would otherwise require the Company to file the Certificate of Designations; and (ii) acknowledge that the Notes shall only be convertible into Common Stock pursuant to the terms of this Agreement.

5.       Except as specifically set forth above, the Notes shall remain in full force and effect in accordance with their terms.

6.       This Amendment shall become effective upon its execution by the Company and by the Holders holding Notes representing 75% of the principal amount of all of the Notes, and shall be binding on all of the Holders of the Notes.

[Remainder of Page Intentionally Left Blank]

2

[SIGNATURE PAGE TO AMENDMENT TO

AMERICAN POWER GROUP CORPORATION

SUBORDINATED CONTINGENT CONVERTIBLE PROMISSORY NOTES]

IN WITNESS WHEREOF, the Company has caused this Amendment dated as of May 31, 2018 to be duly executed by its authorized officer as of such date.

AMERICAN POWER GROUP CORPORATION

By:	/s/ Charles E. Coppa
Charles E. Coppa
Chief Executive Officer

IN WITNESS WHEREOF, the undersigned Holder has caused this Amendment dated as of May 31, 2018 to be duly executed by its authorized signatory as of such date.

Name of Holder: Arrow, LLC

Signature of Authorized Signatory of Holder: /s/ Matthew Van Steenwyk

Name of Authorized Signatory: _____________________________________________

Title of Authorized Signatory: ________________________________________________

Name of Holder: Associated Private Equity, LLC

Signature of Authorized Signatory of Holder: /s/ Neil Braverman

Name of Authorized Signatory: _____________________________________________

Title of Authorized Signatory: ________________________________________________

3